Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(1,969,641)
Unrealized Gain (Loss) on Market Value of Commodity Futures	579,617
Dividend Income	195,351
Interest Income	69,751
ETF Transaction Fees	350
Total Income (Loss)	$(1,124,572)

Expenses
General Partner Management Fees	$38,763
Professional Fees	25,685
Brokerage Commissions	5,462
Directors' Fees and insurance	957
License fees	969
Total Expenses	$71,836
Net Income (Loss)	$(1,196,408)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/25	$80,790,202
Withdrawals ((50,000) Shares)	(3,126,140)
Net Income (Loss)	(1,196,408)

Net Asset Value End of Month	$76,467,654
Net Asset Value Per Share (1,200,000 Shares)	$63.72

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596